Exhibit 16.1

GRANT THORNTON LLP
1100 Peachtree Street, N.E., Suite 1400		March 30, 2023
Atlanta, GA 30309-4504
D	+1 404 330 2000	U.S. Securities and Exchange Commission
F	+1 404 475 0107	Office of the Chief Accountant 100 F Street, NE Washington, DC 20549
Re: Rollins, Inc. File No. 001-4422
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Rollins, Inc. dated March 30, 2023, and agree with the statements concerning our Firm contained therein.
Very truly yours,

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.